CONFIRMING STATEMENT


	This Statement confirms that the
undersigned, Douglas E. Barzelay has authorized and designated each of Susan Hyde, Jasmine Moore, James Fitzgerald, and Samuel Hood, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, Corporate Property Associates 12, Incorporated, Corporate Property Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and Corporate Property Associates 16, Incorporated. The authority of Susan Hyde, Jasmine Moore, James Fitzgerald, and Samuel Hood, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, Corporate Property Associates 12, Incorporated, Corporate Property Associates 14, Incorporated, Corporate Property Associates 15, Incorporated, and Corporate Property Associates 16, Incorporated, unless earlier revoked in writing. The undersigned acknowledges Susan Hyde, Jasmine Moore, James Fitzgerald, and Samuel Hood are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/ Douglas E. Barzelay

Signature

Douglas E. Barzelay
Print Name

January 5,
2005
Date